EXHIBIT 3.50

State of Florida

Articles of Incorporation

Of

EMSA South Broward, Inc.

FIRST: The corporate name that satisfies the requirements of Section 607.0401 is: EMSA South Broward, Inc.

SECOND: The street address of the principal office of the corporation and its mailing address is:

1200 South Pine Island Road, Suite 600, Plantation, Florida, 33324 1200

THIRD: The number of shares the corporation is authorized to issue is One Thousand (1,000) each with the par value of Zero Dollars and One Cent ($0.01).

FOURTH: The street address of the initial registered office of the corporation is C/O C T CORPORATION SYSTEM, 1200 SOUTH PINE ISLAND ROAD, CITY OF PLANTATION, FLORIDA 33324, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM.

FIFTH: The name and address of each incorporator is:

Joey Bryan	660 East Jefferson Street, Tallahassee, Florida 32301

The undersigned have executed ‘these articles of incorporation this 3rd day of December, 1996.

/s/ Joey Bryan
Joey Bryan, Incorporator

Acceptance by the Registered Agent of

EMSA South Broward, Inc.

as required in Section 607.0501

C T Corporation System is familiar with and accepts the obligations provided fox in Section 607.0505.

C T CORPORATION SYSTEM
Dated 3rd day of December, 1996

	By	/s/ Connie Bryan
Connie Bryan
Name of Officer Special Assistant Secretary (Title of officer)

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF

EMSA SOUTH BROWARD, INC.

I.

The name of the corporation is EMSA South Broward, Inc.

II.

The Articles of Incorporation of the corporation are hereby amended by deleting Article I in its entirety and substituting the following in lieu thereof:

“ARTICLE I

The name of the corporation shall be InPhyNet South Broward, Inc.”

III.

The amendment was duly adopted by the Board of Directors of March 4, 1999.

IV.

The amendment was duly adopted by the sole shareholder on March 4, 1999.

IN WITNESS WHEREOF, these Articles of Amendment have been signed as of this 4th day of March, 1999.

EMSA SOUTH BROWARD, INC

By:	/s/ Sara J. Finley
Name:	Sara J. Finley
Title:	Vice President and Secretary